Tonix Pharmaceuticals Holding Corp. 424B5

Exhibit 10.02

February 8, 2021

Tonix Pharmaceuticals Holding Corp.

26 Main St. – Suite 101

Chatham, NJ 07926

Attention: Seth Lederman

Chief Executive Officer

Dear Dr. Lederman:

This letter (the “Agreement”) constitutes the agreement between A.G.P./Alliance Global Partners, as exclusive placement agent (“A.G.P.” or the “Placement Agent”), and Tonix Pharmaceuticals Holding Corp., a company organized under the laws of the state of Nevada (the “Company”), that the Placement Agent shall serve as the placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of shares of common stock, par value, $0.001 per share (the “Shares”). The Shares actually placed by the Placement Agent are referred to herein as the “Placement Agent Securities.” The Placement Agent Securities shall be offered and sold under the Company’s registration statements on Form S-3 (File Nos. 333-237610 and 333-251500) with respect to the Placement Agent Securities. The documents executed and delivered by the Company and the Purchasers (as defined below) in connection with the Placement, including, without limitation, a securities purchase agreement (the “Purchase Agreement”), shall be collectively referred to herein as the “Transaction Documents.” The purchase price to the Purchasers for each Share is $1.20.  The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement.

The terms of the Placement shall be mutually agreed upon by the Company and the purchasers listed in the Purchase Agreement (each, a “Purchaser” and collectively, the “Purchasers”), and nothing herein constitutes that the Placement Agent would have the power or authority to bind the Company or any Purchaser, or an obligation for the Company will issue any Shares or complete the Placement. The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Shares and does not ensure the successful placement of the Shares or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. Certain affiliates of the Placement Agent may participate in the Placement by purchasing some of the Placement Agent Securities. The sale of Placement Agent Securities to any Purchaser will be evidenced by the Purchase Agreement between the Company and such Purchaser, in a form reasonably acceptable to the Company and the Purchaser. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of any Purchase Agreement, officers of the Company will be available to answer inquiries from prospective Purchasers.

SECTION 1.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY.

A.         Representations of the Company. With respect to the Placement Agent Securities, each of the representations and warranties and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement, is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the Closing Date, hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that there are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5.0%) or greater stockholder of the Company.

B.         Covenants of the Company. The Company covenants and agrees to continue to retain (i) a firm of independent PCAOB registered public accountants for a period of at least three (3) years after the Closing Date and (ii) a competent transfer agent with respect to the Placement Agent Securities for a period of three (3) years after the Closing Date.

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SECTION 2.       REPRESENTATIONS OF THE PLACEMENT AGENT. The Placement Agent represents and warrants that it (i) is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), (ii) is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) is licensed as a broker/dealer under the laws of the United States of America, applicable to the offers and sales of the Placement Agent Securities by the Placement Agent, (iv) is and will be a corporate body validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status with respect to subsections (i) through (v) above. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 3.      COMPENSATION.  In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent or its respective designees a total cash fee equal to seven percent (7.0%) of gross proceeds from the Placement of the total amount of Placement Agent Securities sold and an accountable expense allowance as set forth in Section 4 below. A.G.P. reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Placement Agent’s aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

SECTION 4.       EXPENSES.  The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Placement Agent Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statements (including financial statements, exhibits, schedules, consents and certificates of experts), the Base Prospectuses and the Prospectus Supplement, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the securities laws of any other country; and (vii) the fees and expenses associated with including the Shares on the Trading Market. Notwithstanding the foregoing, any advance received by the Placement Agent will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C). In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Placement Agent their actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable (including the fees and disbursements of A.G.P.’s counsel) up to $20,000 and upon demand the Company shall pay the full amount thereof to the Placement Agent; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement.

SECTION 5.       INDEMNIFICATION.

A.          To the extent permitted by law, with respect to the Placement Agent Securities, the Company will indemnify the Placement Agent and its affiliates, stockholders, directors, officers, employees, members and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to this Agreement, except to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from the Placement Agent’s willful misconduct or gross negligence in performing the services described herein.

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B.           Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will promptly notify the Company in writing of such claim or of the commencement of such action or proceeding, but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by the Placement Agent, the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ its own counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agent. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company, in addition to fees of local counsel. The Company will have the right to settle the claim or proceeding, provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Placement Agent, which will not be unreasonably withheld.

C.           The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement.

D.           If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Placement Agent on the other, but also the relative fault of the Company on the one hand and the liable Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, the liable Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by the Placement Agent under this Agreement (excluding any amounts received as reimbursement of expenses incurred by the Placement Agent).

E.           These indemnification provisions shall remain in full force and effect whether or not the transaction contemplated by this Agreement is completed and shall survive the termination of this Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement or otherwise.

SECTION 6.       COMPANY LOCK-UP AGREEMENTS.

(a) Waiver of Prior Lock-Up: Reference is made to the Placement Agent Agreement, dated January 11, 2021, by and between the Company and the Placement Agent (the “January SPA”). Pursuant to Section 6(a) of the January PAA, the Company is prohibited from, among other things, offering, pledging, selling or contracting to sell any shares of capital stock of the Company, subject to certain exceptions provided therein. Effective as of the date hereof, the Placement Agent hereby agrees to waive the restrictions set forth in Section 6(a) of the January PAA, but only with respect to the Placement of P pursuant to this Agreement.

(b) Restriction on Sales of Capital Stock. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Placement Agent, it will not, for a period beginning on the date of this Agreement and ending on the date that is the 45th day after the Closing Date (as defined in the Purchase Agreement) (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

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The restrictions contained in this Section 6(a) (collectively, the “Restrictions”) shall not apply to (i) the Placement Agent Securities, (ii) the issuance by the Company of securities of the Company pursuant to any documents, agreements or securities existing or outstanding as of the Closing Date, provided that such existing or outstanding documents, agreements or securities have not been amended since the date of this Agreement to increase the number of securities or to decrease the exercise price, exchange price or conversion price of securities (other than in connection with stock splits or combinations) or to extend the term of such documents, agreements or securities, (iii) the issuance by the Company of any securities of the Company under any equity compensation plan of the Company for services rendered to the Company; or (iv) the issuance of any securities of the Company in connection with a merger, joint venture, licensing arrangement or any other similar non-capital raising transaction, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, provided that in each of (ii) through (iv) above, the securities shall be restricted from sale during the entire Lock-Up Period.

(c) Restriction on Continuous Offerings. Notwithstanding the restrictions contained in Section 6(a), the Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Placement Agent, it will not engage, for a period of 90 days after the date of this Agreement, directly or indirectly in any “at the market” or continuous equity transaction, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

SECTION 7.       ENGAGEMENT TERM. The Placement Agent’s engagement hereunder will be until the earlier of (i) March 31, 2021 and (ii) the Closing Date. The date of termination of this Agreement is referred to herein as the “Termination Date.” In the event, however, in the course of the Placement Agent’s performance of due diligence it deems it necessary to terminate the engagement, the Placement Agent may do so prior to the Termination Date. The Company may elect to terminate the engagement hereunder for any reason prior to the Termination Date but will remain responsible for fees pursuant to Section 3 hereof with respect to the Placement Agent Securities if sold in the Placement. Notwithstanding anything to the contrary contained herein, the provisions concerning the Company’s obligation to pay any fees actually earned pursuant to Section 3 hereof and the provisions concerning confidentiality, indemnification and contribution contained herein will survive any expiration or termination of this Agreement. If this Agreement is terminated prior to the completion of the Placement, all fees due to the Placement Agent as set forth in Section 3 shall be paid by the Company to the Placement Agent on or before the Termination Date (in the event such fees are earned or owed as of the Termination Date). The Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement.

 SECTION 8.      PLACEMENT AGENT INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent.

SECTION 9.       NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 10.     CLOSING. The obligations of the Placement Agent, and the closing of the sale of the Placement Agent Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreement, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent:

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A.         All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Placement Agent Securities, and all other legal matters relating to this Agreement and the transactions contemplated hereby with respect to the Placement Agent Securities shall be reasonably satisfactory in all material respects to the Placement Agent.

B.         The Placement Agent shall have received from outside counsels to the Company such counsel’s written opinion with respect to the Placement Agent Securities, addressed to the Placement Agent and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.

C.         The Shares shall be registered under the Exchange Act. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Shares from the Trading Market or other applicable U.S. national exchange, nor has the Company received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing.

D.         No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Placement Agent Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Placement Agent Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

E.         The Company shall have entered into a Purchase Agreement with each of the Purchasers of the Placement Agent Securities and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed upon between the Company and the Purchasers.

F.         FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, any filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Placement and pay all filing fees required in connection therewith.

If any of the conditions specified in this Section 9 shall not have been fulfilled when and as required by this Agreement, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 11.     GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without regard to principles of conflicts of law. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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SECTION 12.     ENTIRE AGREEMENT/MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by the Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive the Closing Date of the Placement and delivery of the Placement Agent Securities. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 13.     NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 14.     Press Announcements. The Company agrees that the Placement Agent shall, on and after the Closing Date, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

[The remainder of this page has been intentionally left blank.]

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       Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agent the enclosed copy of this Agreement.

Very truly yours,

A.G.P./ALLIANCE GLOBAL PARTNERS

By:	/s/ Thomas Higgins
Name: Thomas Higgins
Title: Managing Director

Address for notice:
590 Madison Avenue 36th Floor New York, New York 10022 Attn: Thomas Higgins Email: thiggins@allianceg.com

[Signature Page to Placement Agency Agreement.]

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Accepted and Agreed to as of

the date first written above:

TONIX PHARMACEUTICALS HOLDING CORP.

By:	/s/ Seth Lederman
Name:
Title:

Address for notice:

26 Main St. – Suite 101

Chatham, NJ 07926

Attention: Seth Lederman

Chief Executive Officer

[Signature Page to Placement Agency Agreement.]

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